Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-272650) on Form F-3 of our report dated May 16, 2022, with respect to the consolidated financial statements of Aspen Insurance Holdings Limited.
/s/ KPMG LLP
London, United Kingdom
April 1, 2024